UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2025

PENGUIN SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-38102

Delaware	36-5142687
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

45800 Northport Loop West
Fremont, CA	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 623-1231

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.03 par value per share	PENG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2025, SMART Modular Technologies (LX) S.à r.l. (“Seller”), a société à responsabilité limitée governed by the laws of the Grand Duchy of Luxembourg and a wholly owned indirect subsidiary of Penguin Solutions, Inc. (the “Company”), entered into that certain Stock Transfer Agreement (the “Stock Transfer Agreement”), by and among Seller, Lexar Europe B.V., a company organized under the laws of the Netherlands (“Buyer”), Zilia Technologies Indústria e Comércio de Componentes Eletrônicos Ltda., a sociedade limitada governed by the laws of Brazil (“Zilia”), Shenzhen Longsys Electronics Co., Ltd., a company limited by shares governed by the laws of the People’s Republic of China and, as of the date hereof, listed on the Shenzhen Stock Exchange (Stock Code: 301308) (“Parent”), and Shanghai Intelligent Memory Semiconductor Co., Ltd. (上海慧忆半导体有限公司), a limited liability company governed by the laws of the People’s Republic of China (“Parent Funding Entity”, together with Buyer and Parent, the “Parent Group Companies” and each a “Parent Group Company”). Pursuant to the Stock Transfer Agreement, Seller will sell to Buyer Seller’s nineteen percent (19%) interest in the issued and outstanding quotas of Zilia for a purchase price of $46.08 million (the “Transaction”). Upon the closing of the Transaction (the “Closing”), Seller will no longer hold any quotas of Zilia and Zilia will be a wholly-owned subsidiary of Buyer, and the Quotaholders Agreement of Zilia, dated November 29, 2023, entered into by and among Zilia, Seller, Buyer and Parent, will terminate.

The Closing is subject to certain customary closing conditions and is expected to take place remotely at 4:00 p.m. Pacific Time on March 30, 2026, or at such earlier date and time the Seller and Buyer mutually agree upon. Notwithstanding the foregoing, if any applicable Parent Group Company has not obtained any of the applicable requisite approvals by March 30, 2026, the Closing shall instead take place no later than April 28, 2026.

The Buyer previously purchased eighty-one percent (81%) of Seller’s interest in the issued and outstanding quotas of Zilia pursuant to a stock purchase agreement in November 2023.

The foregoing description of the material terms of the Stock Transfer Agreement is qualified in its entirety by reference to the full text of the Stock Transfer Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 28, 2025.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995 that are not historical in nature, that are predictive or that depend upon or refer to future events or conditions. These statements include, but are not limited to, statements regarding the timing of the Closing of the Transaction and other aspects of the Transaction and the Stock Transfer Agreement. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “could,” “will,” and other words of similar meaning. Forward-looking statements provide the Company’s current expectations or forecasts of future events, circumstances, results or aspirations and are subject to a number of significant risks, uncertainties and other factors, many of which are outside of the Company’s control, including but not limited to the risks, uncertainties and factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended August 29, 2025 as updated by the risk factors, if any, contained in the Company’s Quarterly Reports on Form 10-Q and in the Company’s other filings with the U.S. Securities and Exchange Commission. Such risks, uncertainties and factors could cause the Company’s actual results to be materially different from such forward-looking statements. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements that the Company makes in this Form 8-K speak only as of the date of this Form 8-K. Except as required by law, the Company does not undertake to update the forward-looking statements contained in this Form 8-K to reflect the impact of circumstances or events that may arise after the date that the forward-looking statements were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2025	Penguin Solutions, Inc.

	By:	/s/ Anne Kuykendall
Anne Kuykendall
Senior Vice President and Chief Legal Officer